Exhibit 21

TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES

LIST OF SUBSIDIARIES OF THE REGISTRANT

The following are current subsidiaries of the Registrant.

Subsidiary and Name Under Which Business is Done	Where Organized
Auto Circuits, Inc.	Massachusetts
Benchmarq Microelectronics Corporation of South Korea	Delaware
Burr-Brown Europe Limited	United Kingdom
Burr-Brown International Holding Corporation	Delaware
Butterfly Communications Inc.	Delaware
Chipcon, Inc.	California
Condat Edinburgh Ltd.	United Kingdom
Integrated Circuit Designs, Inc.	Maryland
Telogy Networks, Inc.	Delaware
Texas Instruments Asia Limited	Delaware
Texas Instruments Australia Pty Limited	Australia
Texas Instruments (Bahamas) Limited	Bahamas
Texas Instruments Belgium S.A.	Belgium
Texas Instruments Berlin GmbH	Germany
Texas Instruments Business Expansion GmbH	Germany
Texas Instruments Canada Limited	Canada
Texas Instruments China Incorporated	Delaware
Texas Instruments China Trading Limited	Hong Kong
Texas Instruments de Mexico, S. de R.L. de C.V.	Mexico
Texas Instruments Denmark A/S	Denmark
Texas Instruments Deutschland GmbH	Germany
Texas Instruments Espana, S.A.	Spain
Texas Instruments Foreign Sales Corporation	Barbados
Texas Instruments France S.A.	France
Texas Instruments Gesellschaft m.b.H.	Austria
Texas Instruments Holland B.V.	Netherlands
Texas Instruments Hong Kong Limited	Hong Kong
Texas Instruments (India) Private Limited	India
Texas Instruments Insurance (Bermuda) Limited	Bermuda
Texas Instruments International Capital Corporation	Delaware
Texas Instruments International Management Company S.à R.L.	Luxembourg
Texas Instruments International (Overseas) Limited	United Kingdom
Texas Instruments International Trade Corporation	Delaware
Texas Instruments International (U.S.A.) Inc.	Delaware
Texas Instruments (Ireland) Limited	Ireland
Texas Instruments Israel Ltd.	Israel
Texas Instruments Israel Trading (2003) Ltd.	Israel
Texas Instruments Japan Limited	Japan
Texas Instruments Korea Limited	Korea
Texas Instruments Limited	United Kingdom
Texas Instruments Low Power Wireless San Diego Incorporated	Delaware
Texas Instruments Malaysia Sdn. Bhd.	Malaysia
Texas Instruments Marketing & Finance GmbH & Co. KG	Germany
Texas Instruments Northern Virginia Incorporated	Delaware
Texas Instruments Norway AS	Norway
Texas Instruments Norway ASA	Norway
Texas Instruments Oy	Finland
Texas Instruments Palo Alto Incorporated	California
Texas Instruments (Philippines) Incorporated	Delaware
Texas Instruments Richardson LLC	Delaware

Texas Instruments Santa Rosa Incorporated	California
Texas Instruments Semiconductor Technologies (Shanghai) Co., Ltd.	China
Texas Instruments Semiconductores e Tecnologias Ltda.	Brazil
Texas Instruments (Shanghai) Co., Ltd.	China
Texas Instruments Singapore (Pte) Limited	Singapore
Texas Instruments Sunnyvale Incorporated	Delaware
Texas Instruments Taiwan Limited	Taiwan
Texas Instruments Trade & Investment Company S.A.	Panama
Texas Instruments Tucson Corporation	Delaware
TI Europe Limited	United Kingdom
TI (Philippines), Inc.	Philippines
Unitrode Corporation	Maryland
Unitrode-Maine	Maine